Exhibit 10.4

AMENDMENT TO THE CONECTIV SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN

This Amendment to the Conectiv Supplemental Executive Retirement Plan (the “Plan”) is hereby made effective as of this first day of August, 2011, in order to freeze the Plan with regard to participation by any individuals not already participating in the Plan as of July 31, 2011.

WITNESSETH

WHEREAS, sponsorship of the Plan has been assumed by Pepco Holdings, Inc. (the “Company”); and

WHEREAS, the Company desires to freeze the Plan to new participants; and

WHEREAS, the Plan provides in Section 81 that the Plan may be amended by the “Committee” (which is defined in the Plan as the Personnel and Compensation Committee of the Company’s board of directors); and

WHEREAS, the Company and the Company’s board of directors have taken on the responsibilities of the original sponsor of the Plan and acts as the Committee (as that term is defined in the Plan); and

WHEREAS, the board of directors of the Company has approved this amendment to the Plan.

NOW THEREFORE, the Plan shall be amended as follows:

1. Effective as of August 1, 2011, the following additional sentence is added at the end of Section 1.17 (defining “Participant”), to read:

“Notwithstanding anything to the contrary in the Plan, no individual shall be a Participant in the Plan on or after August 1, 2011 who was not already a Participant in the Plan as of July 31, 2011.”

2. In all other respects, the Plan shall remain in full force and effect without change.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed and this __28th            day of __July            , 2011.

PEPCO HOLDINGS, INC.

By:	/s/ Joseph M. Rigby